UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2015

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On July 9, 2015, Spartan Motors, Inc. (the “Company”) issued a press release regarding the announcement of an agreement with the National Highway Traffic Safety Administration pertaining to the Company’s early warning and defect reporting. Under the terms of the agreement the Company will pay a fine of $1 million, payable over a three year period, and will complete performance obligations valued at $3 million, including compliance and regulatory practice improvements and industry outreach. As a result of this agreement, the Company will record a charge of $1.1 million in the second quarter of 2015, in addition to the charge of $1.2 million recorded in the first quarter of 2015. These charges are expected to cover the amount of the fine along with certain incremental costs to be incurred related to the completion of the performance obligations.

A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated July 9, 2015 regarding National Highway Traffic Safety Administration agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: July 9, 2015	/S/ Lori L. Wade
	By:	Lori L. Wade
	Its:	Chief Financial Officer and Treasurer

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